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                                                                     Exhibit 5-B

                 [Letterhead of Simpson Thacher & Bartlett LLP]


                                                                 August 29, 2003


Duke Energy Corporation
526 South Church Street
Charlotte, NC 28202

Ladies and Gentlemen:

      We have acted as counsel to Duke Energy Corporation, a North Carolina corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") on August 29, 2003, under the Securities Act of 1933, as amended (the "Act"), relating to (i) shares of common stock of the Company without par value (the "Common Stock"); (ii) debt securities which may be either senior (the "Senior Debt Securities") or subordinated (the "Subordinated Debt Securities") (collectively, the "Debt Securities"); (iii) contracts for the purchase and sale of Common Stock (the "Stock Purchase Contracts"); (iv) stock purchase units of the Company, each consisting of a Stock Purchase Contract and a beneficial interest in either the Debt Securities, debt securities of the Company's subsidiaries, debt obligations of third parties (including U.S. Treasury securities), preferred securities (the "Preferred Securities") issued by Duke Energy Capital Trust III, Duke Energy Capital Trust IV or Duke Energy Capital Trust V (the "Trusts"), or trust preferred securities issued by other trusts,
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Duke Energy Corporation                  -2-                    August 29, 2003

each securing the holder's obligation to purchase Common Stock under the Stock Purchase Contract (the "Stock Purchase Units"); (v) guarantees of the Company to be issued in connection with the issuance of the Preferred Securities by the Trusts (the "Guarantees"); (vi) first and refunding mortgage bonds of the Company (the "Bonds"); and (vii) Common Stock which may be issued upon exercise of the Stock Purchase Contracts. The Common Stock, the Debt Securities, the Stock Purchase Contracts, the Stock Purchase Units, the Guarantees, and the Bonds are hereinafter referred to collectively as the "Securities." The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the "Prospectus") and supplements to the Prospectus (the "Prospectus Supplements") and pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies.

      The Senior Debt Securities will be issued under a Senior Indenture (the "Senior Indenture"), dated as of September 1, 1998, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Senior Trustee"), as supplemented from time to time. The Subordinated Debt Securities will be issued under a Subordinated Indenture (the "Subordinated Indenture"), dated as of December 1, 1997, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Subordinated Trustee"), as supplemented from time to time. The Senior Indenture and the Subordinated Indenture are hereinafter referred to collectively as the "Indentures."
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Duke Energy Corporation                  -3-                    August 29, 2003

      The Stock Purchase Contracts will be issued pursuant to a Purchase Contract Agreement (the "Purchase Contract Agreement"), between the Company and JPMorgan Chase Bank, as Purchase Contract Agent (the "Purchase Contract Agent").

      Each Guarantee will be made pursuant to a Guarantee Agreement (the "Guarantee Agreement"), between the Company, as guarantor, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee (the "Guarantee Trustee").

      The Bonds will be issued under a First and Refunding Mortgage (the "Mortgage"), dated as of December 1, 1927, from the Company to JPMorgan Chase Bank, as trustee (the "Bond Trustee"), as supplemented from time to time.

      We have examined the Registration Statement, a form of the share certificate for the Common Stock, and the Indentures, the form of Purchase Contract Agreement, the form of Guarantee Agreement and the Mortgage, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

      In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.
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Duke Energy Corporation                  -4-                    August 29, 2003

We have also assumed that: (1) the Senior Indenture is the valid and legally binding obligation of the Senior Trustee; (2) the Subordinated Indenture is the valid and legally binding obligation of the Subordinated Trustee; (3) at the time of the execution, issuance and delivery of the Stock Purchase Contract, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (4) at the time of the execution, issuance and delivery of (i) the Stock Purchase Units that include debt securities of the Company's subsidiaries, such debt securities of the Company's subsidiaries will be the valid and legally binding obligation of such subsidiaries, and the indenture relating to such debt securities will be the valid and legally binding obligation of such subsidiaries and each trustee party to such indenture, (ii) the Stock Purchase Units that include debt obligations of third parties (including U.S. Treasury securities), such debt obligations of third parties will be the valid and legally binding obligation of such third parties, and the indenture relating to such debt obligations will be the valid and legally binding obligation of such third parties and each trustee party to such indenture and (iii) the Stock Purchase Units that include Preferred Securities or other trust preferred securities, such Preferred Securities or other trust preferred securities will be validly issued, fully paid and nonassessable; (5) at the time of the making of the Guarantee, the Guarantee Agreement will be the valid and legally binding obligation of the Guarantee Trustee; and (6) the Mortgage is the valid and legally binding obligation of the Bond Trustee.

      We have assumed further that (1) (a) the Company has duly authorized, executed and delivered the Indentures and (b) the execution, delivery and performance by the Company of the Indentures and the Debt Securities do not and will not violate the laws of the State of North
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Duke Energy Corporation                  -5-                    August 29, 2003

Carolina or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States); (2) (a) at the time of execution, issuance and delivery of the Stock Purchase Contracts, the Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company and (b) the execution, delivery and performance by the Company of the Purchase Contract Agreement and the Stock Purchase Contracts will not violate the laws of the State of North Carolina or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States);
(3) (a) at the time of the execution, issuance and delivery of the Stock
Purchase Units that include debt securities of the Company's subsidiaries, the indenture under which such debt securities are issued will have been duly authorized, executed and delivered by such subsidiaries and (b) the execution, delivery and performance of such indenture and such debt securities will not violate the laws of the State of North Carolina or any other applicable laws;
(4) (a) at the time of the execution, issuance and delivery of the Stock
Purchase Units that include debt securities of third parties, the indenture, if any, under which such debt securities are issued will have been duly authorized, executed and delivered by such third parties and (b) the execution, delivery and performance of any such indenture and such debt securities will not violate the laws of the State of North Carolina or any other applicable laws; (5) (a) at the time of the execution, issuance and delivery of the Stock Purchase Units that include Preferred Securities or other trust preferred securities, the
Certificate of Designations with respect to the Preferred Securities or equivalent instrument with respect to the other trust preferred securities will have been duly filed by each Trust or other trust and (b) such Certificate of Designations and Preferred Securities of such Trust, or equivalent instrument
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Duke Energy Corporation                  -6-                     August 29, 2003

and other preferred securities of such other trust, will not violate the laws of the State of North Carolina or any other applicable laws; (6) (a) at the time of execution, issuance and delivery of the Guarantees, the Guarantee Agreement will have been duly authorized, executed and delivered by the Company and (b) the execution, delivery and performance by the Company of the Guarantee Agreement and the Guarantees will not violate the laws of the State of North Carolina or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States); and (7) (a) the Company has duly authorized, executed and delivered the Mortgage and (b) the execution, delivery and performance by the Company of the Mortgage and the Bonds do not and will not violate the laws of the State of North Carolina or any other applicable laws (excepting the laws of the State of New York and the Federal laws of the United States).

      Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

            1. With respect to the Common Stock, assuming (a) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of the Common Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of the Company and upon compliance with the applicable regulatory requirements, the Common Stock will be validly issued, fully paid and nonassessable.

            2. With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the "Board") and (b) the due execution, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable
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Duke Energy Corporation                  -7-                   August 29, 2003

      definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            3. With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Purchase Contract Agreement in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            4. With respect to the Stock Purchase Units, (a) assuming the taking of all necessary corporate action by the Board to authorize and approve
      (1) the issuance and terms of the Stock Purchase Units, (2) the execution and delivery of the Purchase Contract Agreement with respect to the Stock Purchase Contracts which are a component of the Stock Purchase Units in the form filed as an exhibit to the Registration Statement, (3) (i) the issuance and terms of the Debt Securities, the debt securities of the Company's subsidiaries or the debt obligations of third parties, which may each be a component of the Stock Purchase Units, the terms of the offering thereof and related matters and (ii) the issuance of the Preferred Securities or other trust preferred securities, which may each be a component of the Stock Purchase Units, (b) assuming the due filing of the Certificate of Designations with respect to such Preferred Securities or equivalent instrument with respect to such other trust preferred securities and (c) assuming the due execution, authentication (in the case of such Debt Securities, debt securities of the Company's subsidiaries or debt obligations of third parties), issuance and delivery of (1) the Stock Purchase Units, (2) such Stock Purchase Contracts, (3) such Debt Securities, debt securities of the Company's subsidiaries, or debt obligations of third parties, or (4) such Preferred Securities or other trust preferred securities, in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board, and in accordance with the provisions of the applicable Purchase Contract Agreement (in the case of such Stock Purchase Contracts), applicable Indenture (in the case of such Debt Securities), other indenture (in the case of such debt securities of the Company's subsidiaries or debt obligations of third parties), such Stock Purchase Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
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Duke Energy Corporation                  -8-                     August 29, 2003

            5. With respect to the Guarantees, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of the Guarantees and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of duly authorized officers of the Company, (b) the due execution, authentication, issuance and delivery of the trust preferred securities secured by the Trusts, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Trust Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

            6. With respect to the Bonds, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of the Mortgage in the form filed as an exhibit to the Registration Statement and (b) the due execution, issuance and delivery of the Bonds, upon payment of the consideration for such Bonds provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Mortgage and such agreement, the Bonds will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

      Our opinions set forth in paragraphs 2 through 6 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

      Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of North Carolina, we have relied upon the opinion of Robert T. Lucas III, Esq., Associate General Counsel and
Assistant Secretary of the Company, dated the date hereof.
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Duke Energy Corporation                  -9-                     August 29, 2003

      We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York, the Federal law of the United States and, to the extent set forth herein, the laws of the State of North Carolina.

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Validity of the Securities" in the Prospectus included in the Registration Statement.

                                      Very truly yours,


                                      /s/ SIMPSON THACHER & BARTLETT LLP
                                      -----------------------------------
                                      Simpson Thacher & Bartlett LLP